UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 6, 2018

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)

1400 16th Street, San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2018, Invitae Corporation (the “Company”) and certain of its subsidiaries, as guarantors, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with INN SA LLC, as collateral agent, and certain funds managed by Oberland Capital Management LLC, as purchasers (the “Oberland Funds” and, together with other purchasers party thereto from time to time, the “Purchasers”), pursuant to which the Company may sell to the Purchasers, and the Purchasers may buy from the Company, notes (the “Notes”) in an aggregate principal amount not to exceed $200.0 million, consisting of the following:

•	an initial sale of $75.0 million principal amount of Notes;

•	at the option of the Company, a second sale of $25.0 million principal amount of Notes, at any time through June 30, 2019;

•

at the option of the Company, a third sale of up to $50.0 million principal amount of Notes, in increments of $25.0 million, to be borrowed at any time during the period beginning on July 1, 2019 and ending on December 31, 2019; and

•

at the option of the Company, but subject to the approval of the Purchasers, a fourth sale of up to $50.0 million principal amount of Notes, in no more than three increments of at least $10.0 million, at any time through December 31, 2019, for certain permitted acquisitions and related expenses.

Notwithstanding the foregoing, the Company may elect to issue Notes as part of the second or third sales in one separate $10.0 million principal amount increment (in which case, (i) if the Company elects to issue such Notes as the second sale, the Company may issue Notes as part of one additional second sale in a remaining $15.0 million principal amount and (ii) if the Company elects to issue such Notes as a third sale, the Company may issue Notes as part of one additional third sale in a $15.0 million principal amount increment).

Pursuant to the Note Purchase Agreement, on November 6, 2018 (the “Closing Date”), the Company sold Notes in an aggregate principal amount of $75.0 million, and received net proceeds of approximately $10.3 million after repaying the balance of its obligations under its existing Loan and Security Agreement, but before payment of certain expenses payable by the Company.

The outstanding principal amount of the Notes bear interest at a rate of 8.75% annually, payable quarterly until the date which is 84 months after the Closing Date or the date on which all amounts owing to the Purchasers under the Note Purchase Agreement have been paid in full (the “Maturity Date”). In addition, beginning on January 1, 2020 and continuing until the Maturity Date, the Purchasers will receive 0.50% of the annual net revenues of the Company, payable quarterly and subject to a maximum annual amount of such payments of $1.625 million. The outstanding principal amount of the Notes, interest accrued thereon and any other amounts owing to the Purchasers under the Note Purchase Agreement will be due in full on the Maturity Date.

All of the Notes may be repaid prior to the full term at the option of the Company. Similarly, the Purchasers can demand repayment of the Notes prior to the full term in the event of a change of control of the Company or an event of default under the Note Purchase Agreement. If prepaid prior to the full term, the amount due will be: (a) 117.5% of the principal amount of the Notes if payment is made within 12 months after the Closing Date; (b) thereafter, 132.5% of the principal amount of the Notes if payment is made within 24 months after the Closing Date; (c) thereafter, 145.0% of the principal amount of the Notes if payment is made within 36 months after the Closing Date; and (d) thereafter, the amount necessary to generate an internal rate of return of 11.0% to the Purchasers, minus in the case of clause (a), (b) and (c) the sum of (i) all regularly scheduled interest paid prior to such date with respect to the Notes (excluding any default interest), plus (ii) all payments in respect of annual net revenues prior to such date, and calculated, in the case of clause (d), taking into account such sum.

The Company’s obligations under the Note Purchase Agreement are subject to quarterly covenants to achieve certain revenue levels as well as additional covenants, including limits on the Company’s ability to dispose of assets, undergo a change of control, merge with or acquire other entities, incur debt, incur liens, pay dividends or other distributions to holders of its capital stock, repurchase stock and make investments, in each case subject to certain exceptions. The Company’s obligations under the Note Purchase Agreement are secured by a security interest on substantially all of the Company’s and certain of its subsidiaries’ assets.

In connection with the Note Purchase Agreement, on November 6, 2018, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Oberland Funds, pursuant to which the Oberland Funds purchased 373,524 shares of the Company’s common stock, $0.0001 par value per share, at a price of $13.386 per share (the “Shares”). The Shares were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The foregoing description of the Note Purchase Agreement and the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement and the Securities Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Note Purchase Agreement, on November 6, 2018, the Company terminated its Loan and Security Agreement entered into on March 15, 2017 with Oxford Capital, LLC (as amended from time to time, the “Loan and Security Agreement”), and repaid in full the balance of its obligations under the Loan and Security Agreement of approximately $64.7 million. The obligations included a fee of 5.0% of each funded draw, which was due at the earlier of prepayment or loan maturity, and a prepayment fee of 2.0% of the outstanding balance of the loans under the Loan and Security Agreement.

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2018, the Company issued a press release announcing financial results for its fiscal quarter ended September 30, 2018. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Note Purchase Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Securities Purchase Agreement is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of November 6, 2018, by and among Invitae Corporation, the guarantors from time to time party thereto, INN SA LLC, as collateral agent, and the purchasers listed therein or otherwise party thereto from time to time.

10.2	Securities Purchase Agreement, dated as of November 6, 2018, by and among Invitae Corporation and the investors party thereto.

99.1	Press release issued by Invitae Corporation dated November 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2018

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer